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                                                                   Exhibit 23.2



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the Restrac, Inc. 1994 Stock Option Plan, the Restrac, Inc. 1996 Stock Option and Grant Plan and the Restrac, Inc. 1996 Employee Stock Purchase Plan, of our reports on the financial statements and schedule included in the Company's prospectus, filed with the Commission on July 23, 1996 pursuant to Rule 424(b) of the Securities Act of 1933, contained in the Registration Statement on Form S-1 (File No. 333-03521).


                                                          ARTHUR ANDERSEN LLP



Boston, Massachusetts
August 21, 1996